LightPath Technologies, Inc. S-1/A

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

LightPath Technologies, Inc.
Orlando, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 7, 2011 relating to the consolidated financial statements of LightPath Technologies, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Cross, Fernandez & Riley LLP

Cross, Fernandez & Riley LLP
Orlando, Florida
November 22, 2011